United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2020

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

  713-222-6966

  (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 17, 2020, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, are as follows:

Proposal 1. The nominee for election as Class C Director was elected to serve until the 2023 Annual Meetings of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the director was as follows:

DIRECTOR	FOR	WITHHELD	ABSTENTIONS AND BROKER NON-VOTE

James Schoonover (Class C)	36,209,380	2,638,315	26,732,668

Proposal 2. The amendment of the Company’s certificate of incorporation to effect a reverse stock split was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
51,372,139	13,177,619	1,030,605

Proposal 3. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal 2020 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
58,119,435	4,522,071	2,938,857

Proposal 4. The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
32,491,340	4,677,601	28,411,422

Item 8.01. Other Events

Following approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, the Company’s board of directors set the ratio of the reverse stock split at 1-for-12.5 and the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, to implement the reverse stock split. The Certificate of Amendment and the reverse stock split will be effective as of 11:59 p.m. (Eastern Time) on July 31, 2020, and the Company’s common stock is expected to begin trading on the NYSE American market on a post-reverse stock split basis on August 3, 2020.

As a result of the reverse stock split, every twelve and one-half shares of the Company’s issued and outstanding common stock prior to the Effective Time will be converted into one share of common stock. The reverse stock split will reduce the number of issued and outstanding shares of common stock from 87,007,145 shares to approximately 6,960,572 shares, subject to adjustment for the rounding of fractional shares as described below.

The reverse stock split will not alter the par value of the common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the reverse stock split. All fractional shares otherwise issuable as a result of the reverse stock split will be rounded up to the next highest whole number of shares.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding warrants to purchase shares of common stock, convertible preferred stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

After the reverse stock split, the trading symbol for the common stock will continue to be “HUSA”.

The above description of the Certificate of Amendment and the reverse stock split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

3.1 Amendment to Certificate of Incorporation, filed July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: July 21, 2020

	By:	/s/ James Schoonover
	Name:	James Schoonover
	Title:	Chief Executive Officer